UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                           WSFS FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                                 --------------
                                 WSFS Financial
                                  Corporation
                                 --------------

                               500 Delaware Avenue
                           Wilmington, Delaware 19801
                                 (302) 792-6000


Dear Stockholder:

     The WSFS Financial Corporation 2007 Annual Meeting of Stockholders will be held on April 26, 2007 beginning at 4:00 p.m. at the Hotel duPont located at Eleventh and Market Streets in Wilmington, Delaware. Parking validation will be provided for garage or valet parking at the hotel.

     At the meeting, stockholders will act on the following matters:

     >> The election of three directors to hold office until the 2010 Annual Meeting of Stockholders;
     >> The ratification of the appointment of KPMG LLP as the independent registered public accountants for the fiscal year ending December 31, 2007;
     >> The approval of an amendment to the WSFS Financial Corporation 2005 Incentive Plan to increase the number of shares available for award; and
     >> Such other matters as may properly come before the meeting or any adjournment thereof.

     All stockholders of record of shares of WSFS Financial Corporation common stock at the close of business on March 7, 2007 are entitled to vote at the meeting and this proxy statement and the enclosed proxy card were mailed to stockholders on or about March 26, 2007.

     Your vote is important regardless of how many shares of WSFS stock you own. Even if you plan to attend the meeting, we urge you to ensure that your shares are represented at the meeting by returning the enclosed proxy card. A return envelope with pre-paid postage is enclosed for your convenience. Mark on your proxy card how you wish your shares to be voted, and please be sure to sign and date your proxy card. Returning your vote by proxy will not prevent you from later voting in person if you do come to the meeting. Please note, however, that if the stockholder of record for your shares is a broker, bank or other nominee and you wish to vote at the meeting, you will need to obtain a proxy issued in your own name from your stockholder of record.

                  Sincerely,

                  /s/Marvin N. Schoenhals

                  Marvin N. Schoenhals
                  Chairman, President and Chief Executive Officer

                                 --------------
                                 WSFS Financial
                                  Corporation
                                 --------------



Contents
1.   About the Annual Meeting..............................................................           1

2.   Matters to be Voted on at the Meeting.................................................           4

3.   The Proposed Increase in Shares Available for Awards Under the 2005 Incentive Plan....           5

4.   Directors and Officers of WSFS Financial Corporation and Wilmington
        Savings Fund Society, FSB..........................................................          13

5.   Compensation..........................................................................          19

6.   Committees of the Board of Directors..................................................          36
        Executive Committee
        Corporate Governance and Nominating Committee Audit Committee
           Audit Committee Report
        Personnel and Compensation Committee
        Trust Committee

7.   Compensation of the Board of Directors................................................         41

8.   Other Information.....................................................................         44


Audit Committee Charter.................................................................... Appendix A


                                 --------------
                                 WSFS Financial
                                  Corporation
                                 --------------

                           1. About the Annual Meeting
                              ------------------------


What is the purpose of the Annual Meeting?

         The WSFS Financial Corporation 2007 Annual Meeting of Stockholders will be held at the Hotel duPont, Eleventh and Market Streets in Wilmington, Delaware on April 26, 2007 at 4:00 p.m. The business to be conducted at the meeting is the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accountants and an approval for an amendment to the WSFS Financial Corporation 2005 Incentive Plan to increase the number of shares under the plan. There will be three board seats up for election at this year's meeting, and we have nominated the persons currently filling those seats for reelection: John F. Downey, Thomas P. Preston and Marvin N. Schoenhals. Each is a longstanding director of WSFS Financial Corporation. You can find information about all of our current directors on page 13.

Why are you sending me a proxy card? What are you going to do with it?

         In order to hold the meeting, we need to have present, in person or by proxy, the holders of a majority of WSFS common stock outstanding as of March 7, 2007, which was selected by the Board of Directors as the record date to determine which stockholders will receive notice of the meeting and be entitled to vote at the meeting. As of that date, there were 6,307,210 shares of WSFS common stock outstanding. We are providing you with a proxy card so that your shares can be counted as present at the meeting and can be voted at the meeting even if you do not attend the meeting in person.

         Your shares will be voted in accordance with your instructions on the proxy card to vote either for or against each of the nominees for election as directors, to vote for or against or abstain on the ratification of the appointment of the independent registered public accountants and to vote for or against or abstain on the amendment to the WSFS Financial Corporation 2005 Incentive Plan. If you sign and return the proxy card to us without indicating how you wish to vote, we will vote your shares for each of the nominees, for the ratification of the appointment of the independent registered public accountants and for the approval of the amendment to the WSFS Financial Corporation 2005 Incentive Plan.

         For those shares that we have been given a proxy we will have discretionary authority to vote as we see fit on any procedural matters relating to the conduct of the meeting. Furthermore, in the event that one or more of our nominees is unable to stand for election as the result of an unexpected occurrence, we may vote shares that we have a proxy for in favor of anyone we select to be a substitute nominee. Alternatively, we may reduce the size of the Board to eliminate the vacancy.

Why did I receive more than one proxy card?

         If you hold your shares of WSFS stock in more than one account or name, you will receive multiple proxy cards and you must return a proxy card for each account or name in order to vote all of your shares.

Can I revoke my proxy or change my vote?

         Yes. You can change your vote at any time by completing and returning a new proxy before the meeting. You may also revoke your proxy by sending a written notice to WSFS Financial Corporation, Attention: Corporate Secretary, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, or providing written notice in person at the meeting. If you vote by proxy and then attend the meeting, you do not need to vote again in person unless you want to change your prior vote. Attending the meeting in person will not cancel your proxy unless you vote in person at the meeting.

How many votes does a nominee need in order to be elected?

         Directors are elected by plurality vote, meaning that the nominees who receive the greatest number of votes are elected. You may vote for a nominee or you may withhold your vote for a nominee. In a contested election, the number of seats up for election is less than the number of persons nominated for election as directors and the winning nominees are the ones who receive more votes than the other nominees. In an uncontested election, there are enough seats up for election for all of the nominees so all will be elected as directors regardless of the number of votes they each receive. It is our policy, however, that in an uncontested election any director who was elected by less than a majority of votes in favor of their election should promptly offer to resign from the Board and request the Board of Directors to accept or reject the resignation offer at the Board's discretion. The Board's Corporate Governance Committee will consider resignation offers and make its recommendation to the full Board. The Board will within 90 days accept or reject the director's resignation offer.

How many votes do I have?

         Each share of WSFS Financial Corporation common stock is entitled to one vote. We do, however, permit cumulative voting in the election of directors, meaning that if you have 100 shares and there are three seats up for election, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. You must attend the meeting and vote in person if you want to cumulate your vote for directors.

         If you give us a proxy to vote your shares at the meeting, we will distribute your votes among the nominees as we see fit. If you do not want us to use cumulative voting for your shares, you may state that on your proxy card.

How many votes are required to ratify the appointment of the independent registered public accountants?

         To be ratified, the appointment of KPMG LLP as our independent registered public accountants must receive a majority of the votes cast on that proposal.

How many votes are required to approve the amendment to the WSFS Financial Corporation 2005 Incentive Plan?

         To be amended, the WSFS Financial Corporation 2005 Incentive Plan must receive a favorable vote by a majority of all shares of WSFS common stock outstanding as of the March 7, 2007 record date.

Will members of management and the Board of Directors be at the meeting?

         Yes. Our policy is that all members of the Board of Directors and all senior management officers should attend the annual meeting, and, except for Mr. Hollowell and Mr. Preston, all were present at last year's annual meeting. We expect that all directors will attend this year.

Can I ask questions at the meeting?

         Yes. We see the annual meeting as an opportunity for stockholders to have access to the Board of Directors and senior management in a public forum, and we invite stockholders to submit questions or comments in advance of the meeting. This is an important part of the process we have established for stockholders to send communications to the Board of Directors as well as to management.

         While legal considerations and timing issues may prevent us from answering all questions or addressing all comments, we believe this dialogue is helpful in increasing our communication with our stockholders.

         Please send questions to:  WSFS Financial Corporation
                                    Investor Relations
                                    WSFS Bank Center
                                    500 Delaware Avenue
                                    Wilmington, Delaware 19801

                               or:  stockholderrelations@wsfsbank.com


         We will attempt to respond to as many of the questions and comments we receive as possible. The questions, comments and responses will be posted on our website at www.wsfsbank.com.

         The Board of Directors strongly encourages communications from stockholders. Stockholders who wish to send communications to the Board of Directors during the year may do so by writing to the attention of Charles G. Cheleden, Vice Chairman and Lead Director, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801. In addition, all written communications from stockholders received by management are shared with the Board no later than the next regularly scheduled Board meeting.

If I have a proposal that I want the stockholders to vote on, how do I get it on the agenda for the meeting?

         The deadline has passed for this year's annual meeting - it is too late to give us notice of a proposal that you would like to be brought before the stockholders for a vote at the 2007 Annual Meeting of Stockholders. We expect to hold the 2008 Annual Meeting in April 2008 and to mail our proxy statement during March 2008. To get your proposal on the agenda for the 2008 Annual Meeting, you must give us notice no sooner than December 27, 2007 and no later than January 26, 2008. If you want your proposal to be included in our proxy statement and on our proxy card for the 2008 Annual Meeting, we must receive your proposal by November 27, 2007. All notices and proposals should be addressed to the attention of the Corporate Secretary, WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801.


                    2. Matters to be Voted on at the Meeting
                       -------------------------------------

o    Proposal Number One: Election of Directors

         The Board of Directors is divided into three classes, and each class serves for a term of three years. This year there are three directorships to be filled at the meeting. We have nominated the following three persons for election:

      o    John F. Downey
      o    Thomas P. Preston
      o    Marvin N. Schoenhals

           The Board of Directors recommends a vote in favor of these nominees.
           --------------------------------------------------------------------

o Proposal Number Two: Ratification of the Appointment of Independent Registered Public Accounting Firm

         KPMG LLP has served as our independent registered public accounting firm since 1994. The Board of Directors has appointed KPMG LLP to continue to be our independent registered public accounting firm for the current fiscal year ending December 31, 2007. The Audit Committee evaluated the selection of KPMG LLP and gave a recommendation to the Board in favor of KPMG LLP. We are asking the stockholders to ratify the Board's decision to appoint KPMG LLP for the 2007 fiscal year.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

         The Board of Directors  recommends a vote in favor of the  ratification
         -----------------------------------------------------------------------
of KPMG LLP as the independent registered public accounting firm.
-----------------------------------------------------------------

o Proposal Number Three: Approval of an Amendment to the WSFS Financial Corporation 2005 Incentive Plan

         The WSFS Financial Corporation 2005 Incentive Plan was approved by stockholders at our 2005 annual meeting. The purpose of the plan is to promote the success of WSFS Financial Corporation by linking the personal interests of WSFS Associates, officers and directors more closely to those of our stockholders. The plan also gives WSFS Associates, officers and directors an additional incentive for outstanding performance. Only 70, 212 shares of WSFS Financial Corporation Common stock remain available for issuance under the current plan.

         We are asking stockholders to approve an amendment to the 2005 Incentive Plan to set the number of shares of WSFS Financial Corporation common stock that may be issued to Associates, officers and directors pursuant to awards granted under the plan at 862,000 shares. The plan provides that each share issued under the plan pursuant to an award other than a stock option or stock appreciation right shall reduce the number of available shares under the plan by four shares.

         More information about the plan and the proposed amendment to set the number of shares available under the plan at 862,000 shares is set forth below under "The Proposed Increase in Shares Available for Award Under the 2005 Incentive Plan."

                3. The Proposed Increase in Shares Available for
                      Awards under the 2005 Incentive Plan
                      ------------------------------------

         We are asking stockholders to approve an amendment to the WSFS Financial Corporation 2005 Incentive Plan to set the number of shares of WSFS
Financial Corporation common stock that may be issued to Associates, officers and directors pursuant to awards granted under the plan at 862,000 shares. The plan provides that each share issued under the plan pursuant to an award other than a stock option or stock appreciation right shall reduce the number of available shares under the plan by four shares. As of December 31, 2006, the number of shares of WSFS Financial Corporation common stock that were still available for new awards under the 2005 Incentive Plan was 70,212. The proposed amendment would increase the number of shares available for new awards by 462,000, so that 532,212 shares would be available.

         The Board of Directors  unanimously  approved the proposed amendment to
         -----------------------------------------------------------------------
the 2005 Incentive Plan to increase the number of shares available for award and
--------------------------------------------------------------------------------
believes  that  the  amendment  is  in  the  best  interest  of  WSFS  Financial
--------------------------------------------------------------------------------
Corporation and its  stockholders.  The Board recommends that  stockholders vote
--------------------------------------------------------------------------------
"FOR" the amendment.
--------------------

         Below is a summary of the plan's features and an explanation of the income tax consequences of awards under the plan to WSFS Financial Corporation and the Associates, officers and directors. A copy of the full plan was attached as Appendix A to the proxy statement for the 2005 annual meeting, when the plan was approved by the stockholders. A copy of that proxy statement can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Documents/SEC Filings").

         The proposed amendment to the plan will only change the number of shares of WSFS Financial Corporation common stock that may be awarded under the plan. No other changes are being made to the plan at this time.

         At the present time we have two compensation plans under which shares of WSFS Financial Corporation common stock may be issued: the 2005 Incentive Plan and the 1997 Stock Option Plan. As of December 31, 2006, the aggregate number of unexercised options outstanding under our plans was 700,427, with a weighted average exercise price of $39.50. Options granted in the past under the 1997 Plan may still be exercised, but no new awards may be made under this plan. Currently, we have only the 2005 Incentive Plan available to make new awards. As of December 31, 2006, the number of shares of WSFS Financial Corporation common stock that were still available for new awards under the 2005 Incentive Plan was 70,212. The proposed amendment would increase the number of shares available for new awards by 462,000, so that 532,212 shares would be available.

Summary of the Plan

         Permissible Awards. All Associates, officers and directors are eligible to receive awards under the plan. Currently, there is a group of 87 Associates, officers and directors who have awards outstanding. The plan authorizes the granting of awards in any of the following forms:

          o options to purchase shares of WSFS Financial Corporation common stock;


          o stock appreciation rights, which equal the increase in the fair market value of a share of WSFS Financial Corporation common stock between the date of the grant and the date the stock appreciation right is exercised;

          o performance awards, which are payable in cash or shares of WSFS Financial Corporation common stock upon the attainment of performance goals set by the Personnel and Compensation Committee;

          o shares of WSFS Financial Corporation common stock that are subject to a vesting period and subject to forfeiture in accordance with terms set by the Personnel and Compensation Committee;

          o WSFS Financial Corporation common stock units, which represent the right to receive shares of WSFS Financial Corporation common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of vesting and/or performance criteria set by the Personnel and Compensation Committee;

          o deferred stock units, which represent the right to receive shares of WSFS Financial Corporation common stock (or an equivalent value in cash or other property) in the future;

          o dividend equivalents, which represent a payment equal to any dividends paid on outstanding WSFS Financial Corporation common stock (or an equivalent value payable in stock or other property) for each share of WSFS Financial Corporation common stock underlying an award;

          o other stock-based awards in the discretion of the Personnel and Compensation Committee, including grants of shares of the WSFS Financial Corporation common stock that are not subject to a vesting period or forfeiture; and

          o    cash awards.

         The stock options granted under the plan may be either non-statutory stock options or incentive stock options. The difference in the tax treatment of non-statutory stock options and incentive stock options is explained below "Income Tax Consequences of Awards Under the Plan."

         Shares Available for Awards. Subject to adjustment as a result of changes in the capital structure as provided in Article 15 of the plan, the aggregate number of shares of WSFS Financial Corporation common stock reserved for issuance pursuant to awards granted under the plan is currently 400,000, and each share issued under the plan pursuant to an award other than an option or stock appreciation right shall reduce the number of available shares under the plan by four shares. If the proposed amendment is approved by stockholders at the 2007 annual meeting, the aggregate number of shares reserved for issuance pursuant to awards granted under the plan will increase by 462,000 and will become 862,000. Shares issued under the plan pursuant to an award other than an option or stock appreciation right will continue to reduce the number of available shares under the plan by four shares.

         Limitations on Awards. During any single calendar year, no one person may be granted stock options and/or stock appreciation rights under the plan for more than 50,000 shares of WSFS Financial Corporation common stock. In addition, there is an annual limit on the number of shares of common stock that may be granted under the plan in the form of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards; no more than 50,000 shares of WSFS Financial Corporation common stock to any one person in a single calendar year. The plan limits the aggregate dollar value of any performance-based cash award that may be paid to any one person during any single calendar year to $2.0 million. The plan limits the aggregate maximum fair market value (measured as of the grant date) of any other awards that may be granted to any one person (less any consideration paid by the person for such award) during any single calendar year to $2.0 million.

         Administration. The Personnel and Compensation Committee administers the plan and has the authority to:

          o    designate individuals;
          o determine the type or types of awards to be granted to each individual and the number, terms and conditions thereof;
          o establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and
          o make all other decisions and determinations that may be required under the plan.

         Performance Goals. All options and stock appreciation rights granted under the plan are exempt from the $1.0 million deduction limit imposed by the federal tax laws. The Personnel and Compensation Committee may designate any other award granted under the plan as a qualified performance-based award in order to make the award fully deductible without regard to such limit.

         If an award is designated as exempt from the deduction limit, the Personnel and Compensation Committee establishes objective criteria to determine if a performance goal has been met. The criteria may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a particular division, business unit, affiliate, department or function. The following criteria may be used:

          o    Revenue
          o    Sales
          o    Profit (net profit,  gross  profit,  operating  profit,  economic profit, profit margins or other corporate profit measures)
          o    Earnings  (EBIT,  EBITDA,  earnings per share, or other corporate earnings measures)
          o    Earnings per share growth
          o Net income (before or after taxes, operating income or other income measures)
          o    Cash (cash flow,  cash generation or other cash measures)
          o    Stock price or performance
          o    Total   stockholder   return  (stock  price   appreciation   plus
               reinvested dividends divided by beginning share price)
          o Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);
          o    Market share
          o    Improvements in capital structure
          o Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

          o    Business    expansion   or   consolidation    (acquisitions   and
               divestitures)
          o    Internal rate of return or increase in net present value
          o Working capital targets relating to inventory and/or accounts receivable
          o Planning accuracy (as measured by comparing planned results to actual results)

         The Personnel and Compensation Committee establishes such goals before the beginning of the period for which the performance goal relates (or such later date as may be permitted under applicable tax regulations). The Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

         Limitations on Transfer. No award under the plan may be assigned or transferred other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Personnel and Compensation Committee may permit other transfers where it concludes that a transfer does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as an incentive stock option, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.

         Acceleration Upon Certain Events. Generally, if an individual's service terminates by reason of death, disability or retirement:

          o all of his or her outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised become fully vested and exercisable;

          o all time-based vesting restrictions on his or her outstanding awards lapse;

          o the target payout opportunities attainable under all outstanding performance-based awards are deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the "target" level; and

          o there is a pro rata payout to the individual or his or her estate within 30 days after date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination.

         If an individual is terminated without cause or resigns for good reason (as such terms are defined in the plan) within two years after a change in control, all of such individual's outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised become fully vested and exercisable and all time-based vesting restrictions on his or her outstanding awards lapse. Except as otherwise provided in an award certificate, upon the occurrence of a change in control, the target payout opportunities attainable under all outstanding performance-based awards would be deemed to have been fully earned as of the effective date of the change in control and pro rata payouts to individuals would be made within 30 days after the effective date of the change in control based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period that has elapsed prior to the change in control. In addition, subject to limitations applicable to certain qualified performance-based awards, the Personnel and Compensation Committee may accelerate awards for any other reason in its discretion. The Personnel and Compensation Committee may discriminate among individuals or among awards in exercising such discretion.

         Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If we are involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the Personnel and Compensation Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

         Termination and Amendment. The Board of Directors or the Personnel and Compensation Committee may, at any time and from time to time, terminate or amend the plan. Approval of the WSFS Financial Corporation stockholders is required for any amendment to the plan that would:

          o    materially increase the benefits accruing to individuals,
          o materially increase the number of shares of stock issuable under the plan,
          o    expand the types of awards provided under the plan,
          o    materially   expand  the  class  of   individuals   eligible   to
               participate in the plan,
          o    materially extend the term of the plan
          o    or otherwise constitute a material amendment to the plan.

         No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the individual.

         Prohibition on Repricing. Outstanding stock options cannot be repriced, directly or indirectly, without approval of the WSFS Financial Corporation stockholders. The exchange of an "underwater" option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require stockholder approval.

Certain Federal Tax Effects

         Non-statutory Stock Options. There will be no federal income tax consequences to WSFS Financial Corporation or an individual who receives a non-statutory stock option under the plan. When an individual exercises a non-statutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and WSFS Financial Corporation will be allowed a corresponding deduction. Any gain that the individual realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

         Incentive Stock Options. There typically will be no federal income tax consequences to WSFS Financial Corporation or an individual upon the grant or exercise of an incentive stock option. If the individual holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and WSFS Financial Corporation will not be entitled to a federal income tax deduction. If the individual disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and WSFS Financial Corporation will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the individual's alternative minimum taxable income.

         Stock Appreciation Rights. An individual receiving a stock appreciation right under the plan will not recognize income, and WSFS Financial Corporation will not be allowed a tax deduction, at the time the award is granted. When the individual exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the individual and WSFS Financial Corporation will be allowed as a corresponding federal income tax deduction at that time.

         Restricted Stock. Provided that the award is nontransferable and is subject to a substantial risk of forfeiture, an individual will not recognize income upon the grant of a restricted stock award and WSFS Financial Corporation will not be allowed a tax deduction if the individual does not elect to accelerate recognition of the income to the date of grant. When the restrictions lapse, the individual will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and WSFS Financial Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under the federal tax laws. If the individual elects to accelerate recognition of the income to the date of grant, he or she will recognize ordinary income at the time of the grant in an amount equal to the fair market value of the stock on that date (less any amount paid for the stock), and WSFS Financial Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under the federal tax laws. Any future appreciation in the stock will be taxable to the individual at capital gains rates. However, if the stock is later forfeited, the individual will not be able to recover the tax previously paid pursuant to the acceleration.

         Restricted or Deferred Stock Units. An individual will not recognize income upon the grant of a stock unit award and WSFS Financial Corporation will not be allowed a tax deduction. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, an individual will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and WSFS Financial Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under federal tax law.

         Performance Awards. An individual generally will not recognize income upon the grant of a performance award and WSFS Financial Corporation will not be allowed a tax deduction. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the individual, and WSFS Financial Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under federal tax laws.

         Dividend Equivalent Rights. An individual will recognize income upon the receipt of a dividend in connection with dividend equivalent rights and WSFS Financial Corporation will recognize a corresponding tax deduction at the time the dividend is paid.

Equity Compensation Plan Information

         The following table shows the aggregate number of unexercised options outstanding as of December 31, 2006, the weighted average exercise price, and the number of shares of WSFS Financial Corporation common stock that as of December 31, 2006 were still available for new awards under the 2005 Incentive Plan. The proposed amendment would increase the number of shares available for new awards by 462,000, so that 532,212 shares would be available.

                                               (a)                  (b)                     (c)
                                                                                    Number of securities
                                                                                    remaining available
                                                                                    for future issuance
                                      Number of securities     Weighted-average        under equity
                                        to be issued upon      exercise price of    compensation plans
                                           exercise of       outstanding options,   (excluding securities
                                      outstanding options,         warrants             reflected in
                                       warrants and rights        and rights            column (a))
                                       -------------------        ----------            -----------
Equity compensation plans
approved by shareholders(1)                       700,427     $           39.50                70,212

Equity compensation plans not
approved by shareholders(2)                            -                     -                      -
                                     -------------------     -----------------     ------------------
     Total                                       700,427     $           39.50                 70,212
                                     ===================     =================     ==================

____________

(1) Plans approved by shareholders include the 1997 Stock Option Plan and the 2005 Incentive Plan.
(2) There are no equity compensation plans to disclose. Stockholders have approved all of the plans under which shares of WSFS Financial Corporation common stock may be issued.

             4. Directors and Officers of WSFS Financial Corporation
                    and Wilmington Savings Fund Society, FSB
                    ----------------------------------------

         Listed below is information about our directors and senior management officers. Currently, all directors of WSFS Financial Corporation also serve as directors for its subsidiary, Wilmington Savings Fund Society, FSB (which we generally refer to as WSFS Bank).

Current Directors:  Marvin N. Schoenhals,  Charles G. Cheleden,  John F. Downey,
-----------------
Linda C. Drake, David E. Hollowell,  Joseph R. Julian,  Dennis E. Klima, Calvert
A. Morgan, Jr., Thomas P. Preston, Scott E. Reed, Claibourne D. Smith and R. Ted Weschler.

Marvin N. Schoenhals        > Chairman of WSFS Financial Corporation and WSFS Bank since 1992
                            > President and CEO of WSFS Financial Corporation and WSFS Bank,
                              1990 to 2007
                            > age 59
                            > WSFS Financial Corporation director since 1990
                              current term expires at the 2007 Annual Meeting of Stockholders
                            > Mr. Schoenhals also serves as a director of:
                              Federal Home Loan Bank of Pittsburgh (Chairman)
                              Delaware State Chamber of Commerce

Charles G. Cheleden         > Attorney
                            > age 63
                            > Vice Chairman of WSFS Financial Corporation since 1992
                            > Lead Director of WSFS Financial Corporation since 2004
                            > WSFS  Financial Corporation director since 1990
                              current term expires at the 2008 Annual Meeting of Stockholders

John F. Downey              > Executive Director of the Office of Thrift Supervision from 1989 to 1998
                            > age 69
                            > WSFS Financial Corporation director since 1998
                              current term expires at the 2007 Annual Meeting of Stockholders

Linda C. Drake              > Founder and Chair of TCIM Services, Inc.
                              (a business services and software technology provider)
                            > age 58
                            > WSFS Financial Corporation director since 1999
                              current term expires at the 2009 Annual Meeting of Stockholders
                            > Ms. Drake also serves as a director of: LTD Direct

David E. Hollowell          > Executive Vice President and University Treasurer of the University Delaware
                            > age 59
                            > WSFS Financial Corporation director since 1996
                              current term expires at the 2009 Annual Meeting of Stockholders

Joseph R. Julian            > Chairman and CEO of JJID, Inc, a highway construction company
                            > age 69
                            > WSFS Financial Corporation director since 1983
                              current term expires at the 2008 Annual Meeting of Stockholders

Dennis E. Klima             > President, CEO and director of Bayhealth, Inc.
                            > Chairman, CEO and director of Bayhealth Medical Center, Inc.
                            > age 62
                            > WSFS Financial Corporation director since 2004
                              current term expires at the 2008 Annual Meeting of Stockholders

Calvert A. Morgan, Jr.      > Consultant
                            > Former Chairman, President and CEO of PNC Bank, Delaware
                            > age 58
                            > Vice Chairman WSFS Bank since 2006
                            > WSFS Financial Corporation director since 2004
                              current term expires at the 2008 Annual Meeting of Stockholders
                            > Mr. Morgan also serves as a director of: Chesapeake Utilities Corporation

Thomas P. Preston           > Attorney, partner with the law firm of Blank Rome, LLP
                            > age 60
                            > WSFS Financial Corporation director since 1990
                              current term expires at the 2007 Annual Meeting of Stockholders

Scott E. Reed               > Senior Executive Vice President and Chief  Financial Officer of BB&T
                              Corporation (financial holding company and parent of Branch Banking and
                              Trust Company) from 1972 to 2005
                            > age 58
                            > WSFS Financial  Corporation director since 2005
                              current term expires at the 2009 Annual Meeting of Stockholders

Claibourne D. Smith         > Vice President - Technology and Professional Development for E.I. du Pont
                              de Nemours & Company, Incorporated from 1964 to 1998
                            > age 68
                            > WSFS Financial  Corporation  director since 1994
                              current term expires at the 2009 Annual Meeting of Stockholders

R. Ted Weschler             > Managing Member of Peninsula Capital Advisors, LLC
                            > age 45
                            > WSFS Financial Corporation director since 1992
                              current term expires at the 2007 Annual Meeting of  Stockholders
                            > Mr. Weschler is retiring from the Board.
                            > Mr. Weschler also serves as a director for Wilsons The Leather Experts Inc.


Senior Management:          Mark A. Turner, Joseph A. Blair, Stephen A. Fowle, Rodger Levenson,
-----------------           Deborah A. Powell and Richard M. Wright

   Mark A. Turner           > Chief Operating Officer/Secretary of WSFS Financial Corporation and WSFS
                              Bank, 2001 to 2007
                            > Chief Financial Officer of WSFS Financial Corporation and WSFS Bank,
                              1998 to 2004
                            > age 43
                            > Mr. Turner joined WSFS Financial Corporation and WSFS Bank in 1996 as
                              Managing Vice President and Controller.  From 1994 to 1996, he was Vice
                              President of Finance for the Capital Markets Division of Meridian Bank, and
                              Vice President of Corporate Development for Meridian Bancorp, both in
                              Reading, Pennsylvania.  Before that, he was a Senior Audit Manager with
                              KPMG LLP in Philadelphia, Pennsylvania.

Joseph A. Blair             < Executive Vice President for the Wealth Management Division of WSFS
                              Bank since 2005
                            > age 54
                            > From 2004 to 2005, Mr. Blair was President and CEO, Commerce Capital
                              Markets, Inc. and from 1999 to 2004 he was an Executive Vice President at
                              Advest Inc,

Stephen A. Fowle            > Executive Vice President and Chief Financial Officer of WSFS Financial
                              Corporation and WSFS Bank since 2005
                            > age 41
                            > From 2000 to 2004, Mr. Fowle was Chief Financial Officer at Third Federal
                              Savings and Loan Association of Cleveland, MHC, in Cleveland, Ohio.  From
                              1994 to 2000, Mr. Fowle was Vice President of Corporate Finance at Robert
                              W. Baird & Co, Incorporated in Milwaukee, Wisconsin, a regional investment banking firm.

Rodger Levenson             > Executive Vice President/Director of Commercial Banking for WSFS Bank
                              since 2006
                            > age 45
                            > From 2003 to 2006 Mr. Levenson was Senior Vice President and Manager at
                              Citizens Bank and from 1986 to 2003 he held a number of positions at
                              Wachovia Bank.

Deborah A. Powell           > Executive Vice President/ Director of Human Resources for WSFS Bank
                              since 2000
                            > age 50
                            > From 1997 to 2000,  Ms Powell was Vice  President of Human Resources at
                              Huffy Service First, a national retail services company.  From 1996 to
                              1997,  she was Human Resources Manager of The Limited-Alliance Data System, a
                              retail call-center operation. From 1991 to 1996, she was National Practice
                              Director of Midwest Resources, Inc., a Human Resources and Organizational
                              Development consulting practice.
                            > Ms Powell has resigned effective April 3, 2007

Richard M. Wright           > Executive Vice President/Director of Retail Banking for WSFS Bank since
                              2006
                            > age 54
                            > From 2003 to 2006 Mr. Wright was Executive Vice President, Retail Banking
                              and Marketing for DNB First in Downingtown, PA.

              Ownership of WSFS Financial Corporation Common Stock
              ----------------------------------------------------

         The number of shares of WSFS Financial Corporation common stock owned by the directors and senior management officers as of March 7, 2007, the record date set for the 2007 Annual Meeting of Stockholders, is shown below. The table also shows the amount of their shares as a percentage of all of the shares of WSFS Financial Corporation common stock that are outstanding.

         Shares that these individuals could acquire by exercising stock options are included in the amounts shown. The individuals do not all have the same number of options, and the different amounts are shown below the table. Only options that are currently exercisable or that will become exercisable in the next 60 days have been treated as though the options have been exercised and the individual owns those shares.

                                                     Number of                      Percentage of
                                                     shares (including        WSFS Financial Corporation
                                                     exercisable options*)     common stock outstanding
-------------------------------------------------------------------------------------------------------
Directors:      Marvin N. Schoenhals                   157,787 shares                   2.46 %
                Charles G. Cheleden                     15,450 shares                   0.24 %
                John F. Downey                          12,550 shares                   0.20 %
                Linda C. Drake                          11,450 shares                   0.18 %
                David E. Hollowell                      14,770 shares                   0.23 %
                Joseph R. Julian                        71,326 shares                   1.13 %
                Dennis E. Klima                          5,100 shares                   0.08 %
                Calvert A. Morgan, Jr.                   6,550 shares                   0.10 %
                Thomas P. Preston                       12,842 shares                   0.20 %
                Scott E. Reed                            2,050 shares                   0.03 %
                Claibourne D. Smith                     11,080 shares                   0.18 %
                R. Ted Weschler                         11,750 shares                   0.19 %
Senior
Management:     Mark A. Turner                         118,926 shares                   1.86 %
                Joseph A. Blair                          1,485 shares                   0.02 %
                Stephen A. Fowle                         5,140 shares                   0.08 %
                Rodger Levenson                             -  shares                   0.00 %
                Deborah A. Powell                        7,086 shares                   0.11 %
                Richard M. Wright                          918 shares                   0.01 %

Directors and senior management
  as a group (18 persons)                              466,260 shares                   7.10 %

_____________________
*    Includes  exercisable  options  for  each of the  individuals  as  follows:
     Schoenhals:   108,725,   Cheleden:  6,850,  Downey:  6,850,  Drake:  5,850,
     Hollowell: 3,170, Julian: 6,850, Klima: 750, Morgan: 2,750, Preston: 4,330,
     Reed: 350, Smith: 4,850,  Weschler:  6,850, Turner:  91,275,  Fowle: 2,150,
     Blair: 1,265, Powell: 4,225, and Wright: 725.



             Section 16(a) Beneficial Ownership Reporting Compliance
             -------------------------------------------------------

         Our officers and directors are required to file forms with the Securities and Exchange Commission (the SEC) to report changes in their ownership of WSFS Financial Corporation common stock. The forms must be filed with the SEC generally within two business days of the date of the trade. To our knowledge, the only late filings during 2006 were by Ms Powell who was late in reporting that she sold the following shares on the dates shown: 800 shares on December 14, 2006, 800 shares on December 18, 2006, 1,877 shares on December 21, 2006 and 1,877 shares on December 22, 2006.

                         Transactions with Our Insiders
                         ------------------------------

         In the ordinary course of its business as a bank, WSFS Bank makes loans to our directors, officers and employees. These loans are subject to limitations and restrictions under federal banking laws and regulations and are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features to WSFS Bank.

         We carefully evaluate any circumstances, transactions or relationships that we feel could have an impact on whether the members of our Board of Directors are independent of WSFS Financial Corporation and its subsidiaries, including WSFS Bank, and are able to conduct their duties and responsibilities as directors without any personal interests that would interfere or conflict with those duties and responsibilities.

         All of our directors other than Mr. Schoenhals and Mr. Morgan are independent. Mr. Schoenhals is an Associate of WSFS Financial Corporation and WSFS Bank and is not independent by virtue of not being an outside director. Mr. Morgan is not an independent director because at the time he became a director he was also hired to serve as a special consultant to the Board and to management. Mr. Morgan has 36 years experience in the banking industry in Delaware and was formerly Chairman, President and CEO of PNC Bank, Delaware. The Board felt that with his background, market knowledge, customer relationships and community involvement, Mr. Morgan could provide significant benefits as a consultant and that it would be appropriate for him to be retained as a consultant as well as serving on the Board. Information about Mr. Morgan's compensation in his capacity as a consultant can be found on page 43.

                                 5. Compensation
                                    ------------

                      COMPENSATION DISCUSSION AND ANALYSIS


         The following discussion and analysis of our compensation programs is intended to help you understand our compensation policies and how we make decisions regarding the compensation of our executive management. This section focuses on the material principles on which we have based our compensation program and the main factors we consider in setting the different elements of executive management compensation.


The Role of the Personnel and Compensation Committee of the Board

     Our Personnel and Compensation Committee (the "Committee") provides Board oversight and guidance with respect to the CEO and other Executives' compensation, benefits and perquisites. The Committee's primary responsibilities include:

          o Approve and report to the Board salary levels and incentive compensation payable to the senior officers and other key Associates of the Company
          o Recommend to the Board of Directors the establishment of incentive compensation plans and programs
          o Recommend to the Board of Directors the adoption and administration of certain Associate benefit plans and programs of the Company
          o Approve and report to the Board payment of additional year-end contributions by the Company under certain of its retirement plans
          o    Oversee the Company's stock incentive plans
          o Approve and report to the Board stock incentive awards granted to key Associates of the Company
          o Annually, review and recommend to the Board performance goals and objectives with respect to the compensation of the Chief Executive Officer consistent with approved compensation plans. Further, recommend to the Board compensation levels for the CEO, Office of the Chief Executive Officer and all Executive Vice Presidents of the Company
          o Determine whether to retain or terminate any compensation consulting firm used by the Company to assist in the evaluation of director, CEO or senior executive compensation. Exercise sole authority to approve the terms and fees relating to such retention
          o Perform such other functions as are from time to time assigned by the Board.

     The  role  of  our  management  is  to  provide   recommendations  for  the
Committee's consideration and to manage the company's compensation programs and policies including:

          o Reviewing compensation programs for competitiveness and alignment with WSFS' strategic goals,

          o    Recommending changes, where appropriate,

          o Recommending pay levels and plan payout for executives other than the CEO.

         From time to time, the Committee and management have retained the services of compensation consultants to assist in the design of compensation plans and evaluate compensation levels for competitiveness.


What We Are Trying to Achieve With Our Compensation Program

         Our compensation programs are designed to attract and retain key Associates by providing total compensation opportunity that is performance based and competitive with alternatives available to these executives. Our programs provide incentives that reward superior performance consistent with the interests of our shareholders and with the highest professional and ethical standards.

         The compensation of our executive officers should reflect their success as a management team in attaining key operating objectives such as return on assets, return on equity and earnings per share growth. Our philosophy is for executive compensation to be competitive with those of our peer companies, with the opportunity for extraordinary compensation for extraordinary performance.


What Our Compensation Program is Designed to Reward

         The Committee measures and rewards the executive officers' contribution through a number of factors including the Company's financial performance based on pre-determined metrics and attainment of specific personal goals.

         Our stock price is not a factor in setting specific payout levels for short-term compensation programs because the price of our stock is subject to a number of factors outside the control of management. Over time, the Committee believes strong operational results will be reflected in our stock price, but the Committee does not wish to encourage or reward short-term focus on our stock price to the potential detriment of achieving corporate goals and objectives that enhance long-term shareholder value. Additionally, equity-based compensation awards are provided to reinforce alignment of executive performance with the creation of shareholder value.


Elements of our Compensation Plan and Why We Chose Each Element

         The Committee is responsible for establishing the components and amount of compensation paid to our CEO and Executives. The Committee looks at various factors in evaluating this compensation, including:

          o What has the executive's performance been for both the current year and prior years?
          o What is the executive's potential for future development and what is the executives potential to add to the long-term value of the company?
          o    What is the executive's immediate level of responsibility?
          o How much experience does the executive have within his or her current discipline?

         The annual compensation of our executive officers consists of the following elements:

         1. Base Salary

         Base salaries are established by comparing our executives' qualifications, experience and responsibilities as well as individual performance and value to the company with similar positions at our peers in order to provide market competitiveness. Internal equity is also a consideration.

         2. Bonus

         Our executives are eligible for an annual bonus under our Management Incentive Plan (or "MIP") designed to reward for personal performance, performance of the Company and superior performance as compared to our peers. From time to time, an executive may be eligible for a special bonus based on a specific event for which the executive was responsible. From time to time, the Committee or the Board authorizes special incentive compensation plans for executives who lead non-traditional divisions of the Company. These additional plans reward executives, who are in a more entrepreneurial setting, for creating strong growth and additional value to the Company. The compensation earned from these plans may be more or less than the incentive compensation paid to our Named Executive Officers (see page 26 for our definition of Named Executive Officers).

         3. Equity-based Compensation

         Our equity-based compensation plan is the primary method by which we provide long-term incentives to our executives. Stock options are typically awarded annually to our executives. We believe the granting of stock options aligns the interests of our executives more closely with those of our stockholders. Other forms of equity compensation are available for award under our plan. However, in the recent past, our Named Executive Officers have received only stock option awards under our plan.

         4. 401(k) Employer Contribution

         We provide a 401(K) program to encourage Associates to contribute a portion of their pre-tax earnings towards investments. We offer a Company match to all Associates enrolled in our 401(k) plan to encourage Associates to share the responsibility for investing for their retirement. The Company matches the first 5% of an Associate's contribution dollar-for-dollar up to IRS limitations. In addition, the Company may contribute a discretionary profit sharing component to all eligible Associates, typically 2% of an Associate's salary, for overall financial performance of the Company.

         5. Other Perquisites

         The Committee views the perquisites afforded to the executives as an element of the total compensation program and are provided to facilitate business development and to enhance overall executive productivity consistent with their duties and responsibilities.


How the Company Determines the Amount and/or Formula for Each Element

         We consider current and prior compensation of each executive when determining future compensation. Also, we review compensation practices of peer companies and compensation for similar positions in the market in which we compete for our executives.

Base
----
         Base salary levels are determined by the Committee based on a variety of factors including: competitive market compensation and special circumstances particular to our staffing needs, the expertise and experience of the executive, corporate and individual performance in relation to strategic goals established each year, the recommendation of the CEO (except in the case of his own salary).

         The Committee evaluates many different sources of information to determine appropriate levels of base salaries for our CEO and Executive management. Our philosophy is that the base salary should be competitive and responsive to the market, but not set to be a market leader. Additionally, in setting salaries, the Committee considers the importance of linking a significant portion of executive compensation to long-term performance of the company and individual performance, which is done through the bonus program.

Bonus
-----
         Our compensation program provides for a performance-based annual bonus. The objective is to compensate executives based on achievement of corporate and individual goals that are related to building franchise value and shareholder value. Each year, the Committee considers MIP bonus payments based on specific criteria set in advance by the Committee. The criteria are based on targeted objectives with two components: company performance and personal performance. Company measures are reviewed and established each year by the Committee and relate to performance as compared to a peer group of banking companies. Personal performance measures are discussed and set by each executive and his/her immediate supervisor. The Committee reviews and approves performance measures for our Chairman and Chief Executive Officer. The bonus is intended to provide the opportunity to reward outstanding performance.

         The Bonus plan's corporate and personal measurement criteria, payout levels and final payments are described below. We have previously used a peer group that includes all publicly reporting banks and thrifts with assets between $1 and $3 billion with information readily available via an SNL Datasource database (the "Peer Group").

          o Setting corporate performance measurement criteria. Our strategic plan includes achieving the corporate performance of a high performing bank in terms of return on assets (ROA) return on equity (ROE) and earnings per share (EPS) growth. Historically, the Committee has set corporate goals that provide for higher bonus payment as the company achieves performance at a higher percentile of our Peer Group. In 2006, as consistent with the past several years, the levels were set as follows:
                    o "Threshold" performance at the 40th percentile of our Peer Group,
                    o "Target" performance at the 60th percentile of our Peer Group and,
                    o "Maximum" performance at the 75th percentile of our Peer Group. Achieving "Maximum" in all three performance criteria has historically been achieved by only 5% to 10% of our Peer Group. Management receiving a "Maximum" bonus would, therefore, only be achieved by a very high-performing company.

          o Setting personal performance measurement criteria. At the outset of the year, executives develop personal performance goals for the year, which go beyond purely financial measures. These goals include items over which the executive has direct impact and which build long-term franchise value and shareholder value. These goals are measurable such that "Threshold," "Target," and "Maximum" levels of achievement are designated for each goal.

          o Setting bonuses. The Committee reviews and sets bonus payout levels for executives based on performance against company performance goals and personal performance goals. The Committee believes that, the more senior the executive the more impact the executive has on company performance. As a result, company performance measurement criteria play a larger role in determining the amount of bonus for more senior level executives and personal performance goals play a larger role in determining the amount of the bonus for less senior executives. The table below presents the relative importance of company performance measurement criteria and personal performance measurement criteria at relevant seniority levels for Named Executive Officers. The Committee also believes that the portion of variable income should increase as the level of responsibility increases and has set the potential bonus higher as the level of responsibility for the executive increases. The table below also presents the bonus payout (expressed as a percent of the executive's base salary) at "Threshold," "Target," and "Maximum" levels of performance. Payout is interpolated for performance in between levels.

------------------------------------------------------------------------------------------------------------
               Percent Weighting of Bonus          Payout Based on Achievement at Each
               Based on                             Performance Level as a Percent of Base Salary
------------------------------------------------------------------------------------------------------------
               Company           Personal
               Performance       Performance       Threshold             Target            Maximum
------------------------------------------------------------------------------------------------------------
CEO               100%              0%                 25%                50%               120%
------------------------------------------------------------------------------------------------------------
COO                75%             25%                 21%                42.5%             100%
------------------------------------------------------------------------------------------------------------
EVP                65%             35%               17.5%                35%               90%
------------------------------------------------------------------------------------------------------------

          o Measuring performance. After the end of the fiscal year, the Company's performance is calculated and compared to "Threshold," "Target," and "Maximum" levels to determine the company performance component of the bonus. ROA, ROE and EPS growth are each given equal weighting. Results against personal performance
               measurement   criteria  are
               presented in a self-assessment documented by executives and reviewed by the executive's supervisor. The CEO integrates company performance and personal performance results using the criteria detailed in the preceding table and presents the Committee with bonus recommendations. Under the bonus plan, the committee also retains the discretion to increase bonus levels in the case of superior performance by an executive, or lower the bonus in appropriate circumstances. The Committee has exercised that authority on a number of occasions.

         From time to time, the Committee or the Board authorizes special incentive compensation plans for executives who lead non-traditional divisions of the Company. These additional plans reward executives who are in a more entrepreneurial setting for creating strong growth and additional value to the Company. The compensation earned from these plans may be more or less than the incentive compensation paid to our Named Executive Officers.


Stock Options
-------------
         We typically award stock option grants in December of each year to coincide with a regularly scheduled meeting of the Committee and the Board of Directors. Grants may be made during other times of the year in special circumstances, such as the hiring of a new executive. The grant date is established when the Committee approves the grant and all key terms have been determined. We previously used the average of the high and low market prices on the grant date to set the exercise price. Beginning in December 2006, the exercise price of our stock options are set as the market closing price on the grant date. Award levels are based on a formula that grants aggregate option "value" (defined as strike price times number of options) at a set percentage of the executive's base salary. Senior executives are granted options at a higher percentage of their salary than less senior executives. Awards may be increased or decreased based on the assessed long term career potential value of the executive, the executive's performance and practices at peer organizations as recommended by the CEO and approved by the Committee.

401(k)
------
         Executives' participation in our 401(k) Plan is identical to that of all our Associates except that consideration for additional compensation is provided to executives to provide these executives with compensation due to the limitations on their deferrals and matching contributions for salary levels in excess of the limitations under the 401(k) plan imposed by the Internal Revenue Code. This additional compensation has traditionally taken the form of additional stock options.

Perquisites
-----------
         Perquisites are granted to executives for specific reasons, as identified by the Committee or is identified by the CEO and recommended to the Committee. In the past, these prerequisites have included country club memberships, which are provided to assist in business development and to maintain competitiveness of overall compensation packages, and items like personal financial consulting and travel allowances for business use of
personally-owned   vehicles  to   increase
overall executive productivity. Additionally, relocated executives may be reimbursed for relocation-related costs. We may provide a tax gross-up for some of the perquisites offered.


Peer Group Review

         The Committee regularly monitors the compensation programs of a peer group of banks and thrifts. Approximately every three to four years, the committee has an outside consultant review our compensation program. From time to time, in the years between the outside consultant's review, the committee can look at the compensation information in the proxy statements in a sampling of the peer group companies to compare it to our executives' compensation.

         The Committee most recently retained a consultant during 2004. The consultant's study, using 2003 data, compared the compensation of eight of our senior management officers to similar positions at high performing institutions over a three-year period. The criteria includes a comparison to peer groups using 53 publicly-held companies. The companies have been grouped into three peer groups to identify market compensation practices at (1) 22 high performing banks and thrifts of comparable size, (2) a cross section of 45 banks and thrifts of comparable size and (3) a geographical peer group of up to 19 banks, thrifts and related financial services companies located in Delaware, Maryland, New Jersey and Pennsylvania. Some companies have appeared in one or more of the peer groups.

         The consultant concluded based on that study that our compensation practices are competitive and the levels of total compensation were appropriate. While there were minor deviations, total compensation for each of the eight positions that were assessed was generally in middle of the range of the total compensation paid by the peer group companies. The consultant did recommend that the committee consider enhancing the long-term incentive component of our executive compensation program. After careful consideration, the committee concluded that the overall compensation program was functioning appropriately and consequently made no changes in long-term incentive component of executive compensation.


Tax Considerations on Our Executive Compensation

         Code Section 162(m) - Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code Section 162(m)") provides that compensation in excess of $1 million paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation is paid in accordance with one of the listed exceptions described in Code Section 162(m). We have attempted to structure our compensation programs so that compensation paid will be tax deductible. The deductibility of some types of compensation payments, however, can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of compensation.

         Code Sections 280G and 4999 - Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended ("Code Sections 280G and 4999") limit our ability to take a tax deduction for certain "excess parachute payments" as they are defined in those sections and impose excise taxes on each executive that receives "excess parachute payments" in connection with severance from our Company due to a change in control. The Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors when it structures certain post-termination compensation payable to our Named Executive Officers. We do not anticipate that any payments to be made related to a change in control will result in non-deductible payments under
Section 280G of the Code, however, the Committee has the authority to approve such payments on a case by case basis if it determines that such non-deductible payments would be appropriate.


                   Personnel and Compensation Committee Report

         We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company's 2007 Shareholder Meeting
Schedule 14A Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy"). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company's Proxy.

Personnel and Compensation Committee
Claibourne D, Smith, PhD, Chairman       Linda C. Drake
David E. Hollowell                       Thomas P. Preston
Dennis E. Klima                          R. Ted Weschler


                           COMPENSATION OF EXECUTIVES

         In accordance with the requirements of the United States Securities and Exchange Commission, which regulates the disclosures made by public companies such as us, the individuals whose compensation is discussed in this section are
(1) Marvin N. Schoenhals because he served as our Principal Executive Officer during 2006, (2) Stephen A. Fowle because he served as our Principal Financial Officer during 2006, (3) Mark A. Turner, (4) Karl A. Johnston and (5) Deborah A. Powell because their total compensation placed them in the group of the three highest paid executives for 2006 other than the principal executive and principal financial officers. As a group, we also refer to these executives as our Named Executive Officers in this Proxy. The following is information about the compensation of our Named Executive Officers.

         The information for these executives is organized according to the type of compensation. First, we show their overall total compensation, including their salaries, bonuses, option awards and certain other compensation, such as the matching contribution made to their 401(k) plan investment, country club dues and automobile allowances. Then, we explain in more detail the particular types of compensation these executives have received and could receive if they are terminated as officers.

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation of each Named Executive Officer for the year ended December 31, 2006.

                                            SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------
 Name and Principal Position    Year        Salary        Bonus        Option        All Other        Total
                                             ($)           ($)         Awards       Compensation       ($)
                                                                     ($)             ($)
--------------------------------------------------------------------------------------------------------------
Marvin N. Schoenhals,           2006      $ 437,500    $ 236,000     $ 339,178         $ 39,044    $1,051,722
Chairman, President and Chief
Executive Officer
--------------------------------------------------------------------------------------------------------------
Stephen A. Fowle, Executive     2006        186,000       80,000        35,177           30,427       331,604
Vice President and Chief
Financial Officer
--------------------------------------------------------------------------------------------------------------
Mark A. Turner,                 2006        262,000      148,000       111,597           27,420       549,017
Chief Operating Officer
--------------------------------------------------------------------------------------------------------------
Karl L. Johnston,               2006        240,583      135,000        83,499           45,155       504,237
Chief Operating Officer
--------------------------------------------------------------------------------------------------------------
Deborah A. Powell,  Director    2006        165,062       63,000        37,182           31,924       297,168
of Human Resources
--------------------------------------------------------------------------------------------------------------


For 2006, Mr. Schoenhals earned a base salary of $437,000, a bonus of $236,000 and option awards worth $339,178. The bonus and option awards reflect the Company's achievement of specific financial goals for the year as well as the Committee's assessment of Mr. Schoenhals' contribution to the achievement of those goals. Factors considered by the Committee in assessing Mr. Schoenhals' contribution included the strength of his leadership in formulating and executing our business strategy. In addition, Mr. Schoenhals' other compensation in 2006 included personal financial planning services of $13,725, a contribution made by the Company into his 401(k) plan of $11,000, country club memberships and an automobile expense allowance.

For 2006, Mr. Fowle earned a base salary of $186,000, a bonus of $80,000 and option awards worth $35,177. The bonus and option awards reflect the Company's achievement of specific financial goals for the year as well as the Committee's assessment of Mr. Fowle's contribution to the achievement of those goals.
Factors considered by the Committee in assessing Mr. Fowle's contribution included the strength of his leadership in formulating and executing our business strategy. In addition, Mr. Fowle's other compensation in 2006 included personal financial planning services of $15,000, a contribution made by the Company into his 401(k) plan of $11,000, and a country club membership.

For 2006, Mr. Turner earned a base salary of $262,000, a bonus of $148,000 and option awards worth $111,597. The bonus and option awards reflect the Company's achievement of specific financial goals for the year as well as the Committee's assessment of Mr. Turner's contribution to the achievement of those goals. Factors considered by the Committee in assessing Mr. Turner's contribution included the strength of his leadership in formulating and executing our business strategy. In addition, Mr. Turner's other compensation in 2006 included personal financial planning services of $10,150, a contribution made by the Company into his 401(k) plan of $11,000, a country club membership and an automobile expense allowance.

For 2006, Mr. Johnston earned a base salary of $240,583, a bonus of $135,000 and option awards worth $83,499. The bonus and option awards reflect the Company's achievement of specific financial goals for the year as well as the Committee's assessment of Mr. Johnston's contribution to the achievement of those goals. Factors considered by the Committee in assessing Mr. Johnston's contribution included the strength of his leadership in formulating and executing our business strategy. In addition, Mr. Johnston's other compensation in 2006 included personal financial planning services of $23,359, a contribution made by the Company into his 401(k) plan of $11,000, a country club membership and an automobile expense allowance.

For 2006, Ms Powell earned a base salary of $165,062, a bonus of $63,000 and option awards worth $37,182. The bonus and option awards reflect the Company's achievement of specific financial goals for the year as well as the Committee's assessment of Ms Powell's contribution to the achievement of those goals. Factors considered by the Committee in assessing Ms Powell's contribution included the strength of her leadership in formulating and executing our business strategy. In addition, Ms Powell's other compensation in 2006 included personal financial planning services of $12,750, a contribution made by the Company into her 401(k) plan, a country club membership and an automobile expense allowance.

                           Grants of Stock and Options

         As a performance incentive, to encourage ownership of Common Stock and to further align the interests of management and stockholders, the Committee grants stock options to the CEO and Executive Management.

         The following table shows the shares of WSFS Financial Corporation stock options granted during 2006 to each individual.

                           GRANT OF PLAN-BASED AWARDS

-------------------------------------------------------------------------------------------------
                                                  All Other
                                                Stock Awards:      Exercise of
                                                  Number of       Base Price of    Grant Date
                                                 Securities          Option       Fair Value of
                                   Grant         Underlying          Awards         Option
Name                               Date          Options (#)         ($/Sh)         Awards
-------------------------------------------------------------------------------------------------
Marvin N. Schoenhals            12/13/06             13,300        $ 65.20           $ 176,111
-------------------------------------------------------------------------------------------------
Stephen A. Fowle                02/22/06                800          62.78              11,936
                                12/13/06              3,800          65.20              50,318
-------------------------------------------------------------------------------------------------
Mark A. Turner                  12/13/06              6,850          65.20              90,704
-------------------------------------------------------------------------------------------------
Karl L. Johnston                     -                    -              -                   -
-------------------------------------------------------------------------------------------------
Deborah A. Powell               12/13/06              3,300          65.20              43,697
-------------------------------------------------------------------------------------------------


         Under our 2005 Incentive Plan, we issued incentive and non-qualified option grants to the CEO and executive officers in 2006. The options have an exercise price equal to the closing stock price of WSFS common stock at the grant date. The grants vest equally over four years and expire on the fifth anniversary of the grant date. The Black-Scholes option-pricing model was used to determine the grant-date fair-value of these options.

         The number of shares granted to executives under the plan is based on a calculation related to the executive's base salary and may be adjusted by the Committee. In addition, the CEO and executives received non-qualified option grants to compensate them for the limitations imposed by Internal Revenue Service Code on highly compensated executives with regard to qualified compensation plans, specifically the company's 401(k) plan.

         No options were re-priced, nor were any modifications made to any outstanding option during 2006.

         Under the terms of our 2006 Incentive Plan, Ms Powell forfeited the options granted to her in 2006 due to her resignation effective April 3, 2007.


            Outstanding Equity Awards Value at Fiscal Year-End Table

         The following table shows the number and exercise price of all unexercised options held by Named Executive Officers as of December 31, 2006. The awards are listed in order of grant date. The shorter option expiration dates of more recent grants are due to a change from ten years to five years. No stock awards have been granted to Named Executive Officers, therefore none are shown in the table.

                  Outstanding Equity Awards at Fiscal Year-End

------------------------------------------------------------------------------------------------------------
                                                        Option Awards
------------------------------------------------------------------------------------------------------------
                                   Number      Number of         Equity Incentive
                                     of        Securities          Plan Awards:
                                 Securities    Underlying            Number of
                                 Underlying   Unexercised           Securities
                                Unexercised     Options             Underlying      Option
                                  Options                           Unexercised    Exercise      Option
                                    (#)           (#)            Unearned Options   Price      Expiration
Name                            Exercisable  Unexercisable              (#)          ($)          Date
------------------------------------------------------------------------------------------------------------
Marvin N. Schoenhals (1)          20,400              -              20,400         $14.88       02/24/10
                                  26,040              -              26,040          10.81       11/16/10
                                   9,200              -               9,200          14.88       11/16/10
                                  24,980              -              24,980          17.20       12/19/11
                                  13,440          3,360              16,800          33.40       12/19/12
                                   7,590          5,060              12,650          43.70       12/18/13
                                   3,800          5,700               9,500          58.75       12/16/14
                                   3,275          9,825              13,100          63.67       12/15/10
                                       -         13,300              13,300          65.20       12/13/11
------------------------------------------------------------------------------------------------------------
Stephen A. Fowle (2)                 600          2,400               3,000          60.00       01/03/15
                                     750          2,250               3,000          63.67       12/15/10
                                       -            800                 800          62.78       02/22/11
                                       -          3,800               3,800          65.20       12/13/11
------------------------------------------------------------------------------------------------------------
Mark A. Turner (3)                 4,280              -               4,280          14.88       05/19/09
                                   9,413              -               9,413          14.88       11/18/09
                                  11,087              -              11,087          11.31       01/26/10
                                  14,300              -              14,300          10.81       11/16/10
                                   1,700              -               1,700          14.88       11/16/10
                                  21,000              -              21,000          17.20       12/19/11
                                   8,000          2,000              10,000          17.35       02/28/12
                                  10,320          2,580              12,900          33.40       12/19/12
                                   4,620          3,080               7,700          43.70       12/18/13
                                   2,380          3,570               5,950          58.75       12/16/14
                                   2,175          6,525               8,700          63.67       12/15/10
                                       -          6,850               6,850          65.20       12/13/11
------------------------------------------------------------------------------------------------------------
Karl L. Johnston (4)                   -          2,000               2,000          17.35       02/28/12
                                       -          2,020               2,020          33.40       12/19/12
                                   1,070          2,140               3,210          43.70       12/18/13
                                   2,300          3,450               5,750          58.75       12/16/14
                                   1,412          4,238               5,650          63.67       12/15/10
------------------------------------------------------------------------------------------------------------
Deborah A. Powell (5)(6)           1,540              -               1,540          17.20       12/19/11
                                     860            860               1,720          33.40       12/19/12
                                     350            700               1,050          43.70       12/18/13
                                     800          1,200               2,000          58.75       12/16/14
                                     675          2,025               2,700          63.67       12/15/10
                                       -          3,300               3,300          65.20       12/13/11
------------------------------------------------------------------------------------------------------------

(1) For Mr. Schoenhals, of the 3,360 unvested options expiring on 12/19/12, all 3,360 vest on 12/19/07; of the 5,060 unvested options expiring on 12/18/13, 2,530 vest on 12/18/07 and 2,530 vest on 12/18/08; of the 5,700 unvested options expiring on 12/16/14, 1,900 vest on 12/16/07, 1,900 vest on 12/16/08 and 1,900 vest on 12/16/09; of the 9,825 unvested options expiring on 12/15/10, 3,275 vest on 12/15/07, 3,275 vest on 12/15/08 and 3,275 vest on 12/15/09; of the 13,300 unvested options expiring on 12/13/11, 3,325 vest on 12/13/07, 3,325 vest on 12/13/08, 3,325 vest on 12/13/09, 3,325 vest on 12/13/10.

(2) For Mr. Fowle, of the 2,400 unvested options expiring on 1/3/15, 600 vest on 1/3/07, 600 vest on 1/3/08, 600 vest on 1/3/09 and 600 vest on 1/3/10;
     of the 2,250 unvested options expiring on 12/15/10, 750 vest on 12/15/07, 750 vest on 12/15/08 and 750 vest on 12/15/09; of the 800 unvested options expiring on 2/22/11, 200 vest on 2/22/07, 200 vest on 2/22/08, 200 vest on
     2/22/09 and 200 vest on 2/22/10; of the 3,800 unvested options expiring on 12/13/11, 950 vest on 12/13/07, 950 vest on 12/13/08, 950 vest on 12/13/09 and 950 vest on 12/13/10.

(3) For Mr. Turner, of the 2,000 unvested options expiring on 2/28/12, all 2,000 vest on 2/28/07; of the 2,580 unvested options expiring on 12/19/12, all 2,580 vest on 12/19/07; of the 3,080 unvested options expiring on 12/18/13, 1,540 vest on 12/18/07 and 1,540 vest on 12/18/08; of the 3,570 unvested options expiring on 12/16/14, 1,190 vest on 12/16/07, 1,190 vest on 12/16/08 and 1,190 vest on 12/16/09; of the 6,525 unvested options expiring on 12/15/10, 2,175 vest on 12/15/07, 2,175 vest on 12/15/08 and
     2,175 vest on 12/15/09; of the 6,850 unvested options expiring on 12/13/11, 1,712 vest on 12/13/07, 1,713 vest on 12/13/08, 1,712 vest on 12/13/09,
     1,713 vest on 12/13/10.

(4) For Mr. Johnston, of the 2,000 unvested options expiring on 2/28/12, all 2,000 vest on 2/28/07; of the 2,020 unvested options expiring on 12/19/12, all 2,020 vest on 12/19/07; of the 2,140 unvested options expiring on 12/18/13, 1,070 vest on 12/18/07 and 1,070 vest on 12/1/08; of the 3,450 unvested options expiring on 12/16/14, 1,150 vest on 12/16/07, 1,150 vest on 12/16/08 and 1,150 vest on 12/16/09; of the 4,238 unvested options expiring on 12/15/10, 1,413 vest on 12/15/07, 1,412 vest on 12/15/08 and
     1,413 vest on 12/15/09.

(5) For Ms Powell, of the 860 unvested options expiring on 12/19/12, all 860 vest on 12/19/07; of the 700 unvested options expiring on 12/18/13, 350 vest on 12/18/07 and 350 vest on 12/18/08; of the 1,200 unvested options expiring on 12/16/14, 400 vest on 12/16/07, 400 vest on 12/16/08 and 400 vest on 12/16/09; of the 2,025 unvested options expiring on 12/15/10, 675 vest on 12/15/07, 675 vest on 12/15/08 and 675 vest on 12/15/09; of the
     3,300 unvested options expiring on 12/13/11, 825 vest on 12/13/07, 825 vest on 12/13/08, 825 vest on 12/13/09 and 825 vest on 12/13/10.

(6) Ms Powell resigned effective April 3, 2007. In accordance with the provisions of our option plans, all unvested options expire on that date.

             Exercises of Options and Vesting of Shares During 2006

     The following table shows the number of options exercised by the officers during the fiscal year ended December 31, 2006. Since no officer received stock awards, no vesting of stock awards is shown.

                        Option Exercises and Stock Vested

        ---------------------------------------------------------------------
                                                  Option Awards
        ---------------------------------------------------------------------
                    Name                      Number of        Value Realized
                                               Shares            on Exercise
                                              Acquired               ($)
                                             on Exercise
                                                 (#)
        ---------------------------------------------------------------------
        Marvin N. Schoenhals                    78,640          $3,706,143
        ---------------------------------------------------------------------
        Stephen A. Fowle                             -                   -
        ---------------------------------------------------------------------
        Mark A. Turner                               -                   -
        ---------------------------------------------------------------------
        Karl L. Johnston                        16,740             678,262
        ---------------------------------------------------------------------
        Deborah A. Powell                        9,440             374,163
        ---------------------------------------------------------------------


Employment Agreements and Severance Policy

     None of our Named Executive Officers are covered by a formal employment agreement. However, we have a severance policy that provides for payments to Executive Vice Presidents and to Chief Operating Officers if their employment is terminated without cause or following a change of control of the Company.

Termination without cause - Executives covered by this policy who are terminated without cause are provided a minimum of six months severance and one year of professional level outplacement. If the executive does not find new employment within six months after termination, severance pay would continue for another six months, or until the executive found employment, whichever occurred first. If the executive found another job at a lower rate of pay than previously received at the Company, then we would make up the difference until the second six-month period ends. Health benefits would continue at the general employee rate through the severance period.

Change in control - Executives covered by this policy who are terminated without cause within one year following a change in control or who are offered a position with the new entity that is not within 35 miles of their current work-site at their current WSFS salary and bonus opportunity, would receive 24 months base salary severance reduced by the value arising from the acceleration of stock option vesting triggered by the change in control as permitted under our stock incentive plans. The deduction for the value of the accelerated vesting would be limited to no more than 12 months of the 24-month payment. Twelve months of executive level outplacement would be offered and health benefits would continue at the general Associate rate through the 24-month period.

         If an executive decides to leave the Company after a change in control after being offered the same salary and bonus opportunity and the position is within 35 miles of their work location, then the value of the severance benefit would equal at least 12 months base pay. The severance benefit calculation would include the value of accelerated vesting of stock options. If the value of the accelerated vesting of stock options were less than 12 months of base pay, then severance pay would be added to the value of the accelerated options so that the total benefit would equal 12 months of base pay. Six months of professional level outplacement would be offered and health benefits would continue at the general Associate rate through a 12-month period. It is not anticipated that any severance payments resulting from a change in control will cause such payments to be non-deductible as an "excess parachute payment" as defined by Internal Revenue Code Sections 280G and 4999. The Committee does retain the authority to approve non-deductible severance payments associated with a change in control on a case-by-case basis.

         Mr. Schoenhals is not included in the severance policy and does not have a severance agreement with the Company.

         Mr. Johnston ceased full-time employment as a Chief Operating Officer on January 2, 2007 and is no longer eligible for severance benefits under this policy.

         Ms Powell is no longer eligible for severance benefits due to her resignation effective April 3, 2007.

Potential Payments Upon Termination or Change in Control

     The following table shows the payments that the officers could potentially receive upon termination of their employment or a change of control of the Company at December 31, 2006.

-----------------------------------------------------------------------------------------------------------
                                            Before Change in       After Change in
                                                Control                Control

                                              Termination            Termination
                                            Without Cause or      Without Cause or
                                            Termination for        Termination for
Name             Benefit                      Good Reason            Good Reason      Death     Disability
-----------------------------------------------------------------------------------------------------------
Marvin N.            Severance pay              $      -               $      -     $100,000     $278,423
Schoenhals            Outplacement
                          services                     -                      -            -            -
                    Option vesting                                      331,869      331,869      331,869
                   Health benefits                     -                      -            -            -
                                                --------               --------     --------     --------
                       Total Value                     -                331,869      431,869      610,292
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Stephen A.           Severance pay               187,200                340,539       50,000       38,400
Fowle                 Outplacement
                          services                10,000                 10,000            -            -
                    Option vesting                                       33,861       33,861       33,861
                   Health benefits                 7,730                 15,462            -            -
                                                --------               --------     --------     --------
                       Total Value               204,930                399,862       83,861       72,261
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Mark A. Turner       Severance pay               266,000                266,000      100,000      105,846
                      Outplacement
                          services                10,000                 10,000            -            -
                    Option vesting                     -                319,540      319,540      319,540
                   Health benefits                     -                      -            -            -
                                                --------               --------     --------     --------
                       Total Value              276,000                 595,540      419,540      425,386
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Karl L.              Severance pay               242,500                242,500      100,000      103,279
Johnston              Outplacement
                          services                10,000                 10,000            -            -
                    Option vesting                     -                258,640      258,640      258,640
                   Health benefits                     -                      -            -            -
                                                --------               --------     --------     --------
                       Total Value               252,500                511,140      358,640      361,919
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Deborah A.           Severance pay               166,062                264,901      100,000       55,935
Powell                Outplacement
                          services                10,000                 10,000            -            -
                    Option vesting                     -                 67,223       67,223       67,223
                   Health benefits                 4,233                  8,466            -            -
                                                --------               --------     --------     --------
                       Total Value               180,295                350,590      167,223      123,158
-----------------------------------------------------------------------------------------------------------

o The amount for outplacement services are based on management's estimate based on discussions with outplacement providers.
o Option vesting is based on an assumed value of $66.93 per WSFS share reflecting the closing price on December 31, 2006.

o The amount for health benefits represents the premium paid by the Company reduced by amount paid by the Associate.
o Disability benefits are based on years of service. We offer two weeks of disability benefits for each year of service.
o Severance payments following a change in control are subject to reduction if such payments would exceed the deductibility limits under Section 280G of the Internal Revenue Code, unless the Committee were to specifically authorize such non-deductible payments at that time on a case-by-case basis.


Retirement Plans

         We do not maintain a tax-qualified non-contributory retirement plan (pension plan). However, we do provide continuation of medical benefits to Associates who retire from the company, should they elect to participate in the benefit. We provide supplemental contributions toward retiree continuing medical coverage costs. For 2006, our contribution towards this supplement was capped at $2,219 per retiree, but may have been less based on length of service at time of retirement of each retiree irrespective of annual increases to the cost of the medical benefit premium. We limit our increases to no more than 4% annually.

                     6. Committees of the Board of Directors
                        ------------------------------------

         There are four main committees of the Board of Directors: the Executive
Committee,   the  Corporate  Governance  and  Nominating  Committee,  the  Audit
Committee and the Personnel and Compensation Committee.

Executive Committee
-------------------

         Currently, Marvin N. Schoenhals acts as Chairman of the Executive Committee and the other members of the committee are Charles G. Cheleden, David
E. Hollowell, Dennis E. Klima and Calvert A. Morgan, Jr. The committee meets monthly, or more frequently if required, and met 25 times during 2006. This committee exercises the powers of the Board of Directors between meetings of the full Board and its primary activity has been to review those loan applications that need Board approval.

         Another important part of the Executive Committee's role is to review and approve transactions with insiders. Under the Bank's written policy, the Executive Committee reviews and approves all insider loans or lending relationships. Any loan granted to an insider in excess of $500,000 requires pre-approval by the Board of Directors, with the interested party (if a director) abstaining from participating directly or indirectly in the voting. All loans granted to insiders, regardless of the amount, are reported to the Board of Directors.


Corporate Governance and Nominating Committee
---------------------------------------------

         Currently, Charles G. Cheleden acts as Chairman of the Corporate Governance and Nominating Committee and the other members of the committee are John F. Downey, Linda C. Drake, Dennis E. Klima, Thomas P. Preston and Claibourne D. Smith. The committee met four times during 2006. A copy of the Corporate Governance and Nominating Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Governance Documents").

         The Corporate Governance and Nominating Committee does the following:

          o Makes recommendations to the full Board of Directors regarding corporate governance guidelines and policies.

          o Assists the Board of Directors in finding individuals who are qualified to serve as directors and provides its recommendations to the full Board of Directors when the Board selects its nominees for each annual meeting.

          o    Leads the Board in an annual review of the Board's performance.

          o Advises the Board on the assignment of the directors to serve on the various committees of the Board.

          o Reviews and approves any transactions that directors or employees (including their family members and members of their households) have with WSFS Financial Corporation and its subsidiaries, including WSFS Bank. - see Review and Approval of Transactions with Insiders below.


         We believe that it is important to have a strong, independent Board of Directors that is accountable to the stockholders. The Company's by-laws empower the Committee with the responsibility for identifying qualified individuals as candidates for membership in the Board of Directors.

         The Committee solicits recommendations from the officers and directors as well as considers and evaluates any candidates recommended by the shareholders. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers versus those recommended by stockholders in selecting Board nominees. It has not been the Company's practice to date to pay fees to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the Board of Directors.

         The Board desires that its membership be geographically diverse, therefore, potential directors should enhance the Board's statewide and regional representation. The Board also desires that its membership reflect gender and racial diversity with a broad range of experience, knowledge and judgment in a variety of business and professional sectors. As a commitment to this diversification, the Board believes potential directors should be knowledgeable about the business activities and market areas in which we and our subsidiaries engage. A candidate's breadth of knowledge and experience should enable that person to make a meaningful contribution to the governance of a complex, multi-billion dollar financial institution.

         To be considered in the Committee's selection of Board nominees, recommendations from stockholders must be received by the Corporation in writing not less than 120 days prior to the anniversary date of the mailing date of the proxy statement for the previous year's annual meeting. Recommendations should identify the stockholder making the recommendation and for each person the stockholder proposes to recommend as a nominee to the Board (1) the name, age, business address of such person; (2) the principal occupation or employment of such person; (3) the Class and number of shares of our Voting Stock (as defined in our Bylaws) which are beneficially owned by such stockholder on the date of such notice; and (4) any other information required to be included in such notice as described in our Bylaws or disclosed in solicitations of proxies with respect to nominees for election of directors described in the Securities Exchange Act of 1934.


Audit Committee
---------------

         Currently, John F. Downey acts as Chairman of the Audit Committee and the other members of the committee are Joseph R. Julian, Scott E. Reed and Claibourne D. Smith. Mr. Reed has the qualifications to serve as the committee's financial expert. Each member of the Audit Committee is "independent" as defined in the listing standards of the Nasdaq Stock Market. The committee met nine times during 2006. A copy of the Audit Committee Charter is included as Appendix A of this document and can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Governance Documents").

         The Audit Committee does the following:

          o Oversees the audit program and reviews WSFS Financial Corporation's consolidated financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

          o Reviews the examination reports from federal regulatory agencies as well as reports from the internal auditors and from the independent registered public accounting firm.

          o Meets quarterly with the internal Loan Review Department as well as the head of the Audit Department and representatives of the independent registered public accountants, with and without representatives of management present, to review accounting and auditing matters, and to review financial statements prior to their public release.

          o Meets annually to review WSFS Financial Corporation's risk analysis and associated audit plan.

          o Approves the selection of the independent registered public accounting firm and recommends their appointment to the full Board of Directors.

         It is the Audit Committee's policy to approve all audit and non-audit services prior to the engagement of the independent registered public accounting firm to perform any service. Under certain circumstances, management is authorized to spend up to 5% of the total audit fees as approved by the Audit Committee in the Engagement Letter without obtaining any additional approval. These additional fees are reported to the Audit Committee on a timely basis. Additional audit fees ranging from 5% to 10% of the total audit fees as approved by the Audit Committee in the Engagement Letter require the approval of the Chairman of the Audit Committee prior to the engagement. These additional fees are reported to the other Committee members on a timely basis. Additional audit fees that exceed 10% of the total audit fees as approved by the Audit Committee in the Engagement Letter require the approval of the full Audit Committee prior to the engagement.

         In connection with the audit of the 2006 financial statements, the Company entered into an engagement letter with KPMG LLP that sets the terms by which KPMG performed audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

         All of the services listed below for 2006 were approved by the Audit Committee prior to the service being rendered. The Audit Committee has determined that the non-audit services performed during 2006 were compatible with maintaining the independent registered public accounting firm's independence.

         Audit Fees. The aggregate fees earned by KPMG LLP for professional services rendered for the audit of WSFS Financial Corporation's consolidated financial statements and for the review of the consolidated financial statements included in WSFS Financial Corporation's quarterly reports on Form 10-Q for the fiscal years ended December 31, 2006 and 2005 were $619,566 and $700,000, respectively.

         Audit Related Fees. The aggregate fees earned by KPMG LLP for audit, attestation and related services primarily related to the audit of the financial statements, the review of the quarterly financial statements and due diligence activities on proposed transactions for the years ended December 31, 2006 and 2005 were $48,750 and $17,000, respectively.

         Tax Fees. The aggregate fees earned by KPMG LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2006 and 2005 were $70,500 and $63,000, respectively.

         All Other Fees. The aggregate fees earned by KPMG LLP for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit Related Fees," and "Tax Fees" for both the years ended December 31, 2006 and 2005, were $0.

         The Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

          o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006;
          o Discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and
          o Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in WSFS Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

         The Audit Committee, comprised of John F. Downey, Joseph R. Julian, Scott E. Reed and Claibourne D. Smith, has provided this report.

Personnel and Compensation Committee
------------------------------------

         Currently, Claibourne D. Smith acts as Chairman of the Personnel and Compensation Committee and the other members of the committee are Linda C. Drake, David E. Hollowell, Thomas P. Preston, Dennis E. Klima and R. Ted Weschler. The committee met five times during 2006. A copy of the Personnel and Compensation Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Governance Documents").

         The Personnel and Compensation Committee does the following:

          o Oversees the executive compensation programs and recommends to the full Board of Directors for its approval the compensation and benefits of the senior management officers.

          o Approves guidelines for the salary and benefits of other officers and employees.

          o Oversees the administration of option plans and incentive plans and makes recommendations to the Board of Directors for awards under such plans.

Trust Committee
---------------

         The Trust Committee is comprised of members of both the WSFS Bank Board and of management. It provides oversight to Wilmington Advisors, the trust division of the Bank. Currently, Calvert A. Morgan, Jr. acts as Chairman and the other members of the committee are Linda C. Drake, Scott E. Reed, Marvin N. Schoenhals, Mark A. Turner and Joseph D. Blair. The committee did not meet in 2006 as it was formed in January 2007. A copy of the Trust Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Governance Documents").

         The Trust Committee does the following:

          o Oversees Wilmington Advisors in providing trust administration and investment management services;
          o Adopts appropriate policies and procedures to be observed in offering such services;
          o Enforces sound risk management practices calculated to minimize risk of loss to the Bank and its customers; and
          o Reports to the Board on the activity of Wilmington Advisors in the conduct of its business.

Stock Ownership and Retention Guidelines

         Our By-Laws require that each director of our Company be a stockholder and own a minimum amount of our common stock as determined from time to time by the Board. The Board has established a guideline that the minimum amount of stock owned, plus retention of stock grants should be approximately 2,200 shares after three years of directorship.

         This guideline is designed to encourage our directors to increase and maintain their equity stake in our company and thereby to more closely link their interests with those of our shareholders.


                    7. Compensation of the Board of Directors
                       --------------------------------------

         Except for Mr. Weschler, our non- Associate directors received the following base compensation for 2006:

          o    An annual retainer of $15,500, paid in cash,

          o    600 shares of WSFS Financial Corporation common stock.

          o 1,223 options to purchase shares of WSFS Financial Corporation common stock under our 2005 Incentive Plan.

         Mr. Weschler received an annual cash retainer of $15,500 and 600 shares of WSFS Financial Corporation common stock. Due to his retirement from the Board in April 2007, he received no stock options.

         During the year ended December 31, 2006, the Board of Directors held 7 meetings. None of the directors attended less than 75% of the total of: (a) meetings of the Board of Directors and (b) meetings of the committees on which they served during the year. We pay a fee for committee service, and during 2006 each director received $650 for each committee meeting he or she attended. Directors who served on the Audit Committee each received an additional annual retainer of $10,000 during 2006.

         Directors  who  chaired  board  committees   during  2006  received  an
additional annual retainer. The Audit Committee chair received $5,000, the Corporate Governance and Nominating Committee chair received $3,000, and the Personnel and Compensation Committee chair received $3,000.

Director Compensation Table
---------------------------

         The compensation paid to directors during 2006 is summarized in the following table. The assumptions used in valuing the stock and option awards are detailed in Note 14 the to consolidated financial statements contained in our 2006 Annual Report. Mr. Schoenhals is not shown in this table because he is compensated as an officer and does not receive any director compensation.

                                   Fees                                   Non-Qualified
                                  Earned                                     Deferred           All
                                  or Paid        Stock        Option       Compensation        Other
Directors:                        in Cash       Awards      Awards (1)       Earnings       Compensation       Total
----------                        -------       ------      ----------       --------       ------------       -----
Charles G. Cheleden              $ 56,650      $ 37,956       $17,190              -                -         $ 111,796
John F. Downey                     39,600        37,956        17,190              -                -            94,746
Linda C. Drake                     20,700        37,956        17,190              -                -            75,846
David E. Hollowell                 35,850        37,956        18,934              -                -            92,740
Joseph R. Julian                   32,000        37,956        17,190        $12,340                -            99,486
Dennis E. Klima                    32,200        37,956        13,522              -                -            83,678
Calvert A. Morgan, Jr. (2)         32,400        37,956        29,005              -        $ 139,500           238,861
Thomas P. Preston                  19,400        37,956        18,111              -                -            75,467
Scott E. Reed                      24,400        37,956         9,958              -                -            72,314
Claibourne D. Smith                36,100        37,956        17,190              -                -            91,246
Eugene W. Weaver (3)               16,650        37,956        24,229              -            5,000            83,835
R. Ted Weschler                    25,250        37,956        16,978              -                -            80,184

(1) Except for Mr. Weaver and Mr. Weschler, the grant date fair value of each director's 2006 equity award was $16,194. Mr. Weaver and Mr. Weschler did not receive an equity award in 2006. Amounts shown in this column represent compensation expense
(2) Mr. Morgan's Other Compensation includes $100,000 for consulting services, $35,000 for incentive bonus and $4,500 for an expense allowance.
(3) Mr. Weaver's Other Compensation was a contribution made by the Corporation to the Eugene W. Weaver Foundation upon his retirement. Mr. Weaver retired from the Board in April 2006.


Compensation of Mr. Cheleden as the Lead Director

         The Lead Director is an outside and independent director designated by the Board of Directors of the Company to lead the Board to fulfill its duties effectively, efficiently and independent of management. Charles G. Cheleden currently serves as Lead Director, and during 2006, he was compensated $1,500 per month for serving in that role, in addition to his other compensation as a director.

         The responsibilities of the Lead Director include:

          o Enhancing Board effectiveness by ensuring the Board has adequate training and resources to carry out its duties.

          o    Managing the Board by:
               o    providing input on Board and Committee meeting agendas,
               o consulting with the Chairman on effectiveness of Board committees,
               o ensuring that the Board has adequate opportunities to discuss issues without management's presence,
               o    chairing Board meetings in the absence of the Chairman,
               o ensuring that committee functions are carried out and reported to the Board and
               o    calling meetings of the independent directors as necessary.

          o Acting as a liaison between the Board of Directors, management and major stockholders. This includes communicating to management, as appropriate, to discuss the results of private discussions among independent directors to resolve conflicts and being available for consultation and direct communication with major shareholders.


Compensation of Mr. Morgan as Special Advisor to Management
-----------------------------------------------------------

         In 2004, Calvert A. Morgan, Jr. was elected a director of WSFS Financial Corporation and began serving in a consulting capacity as a Special Advisor to Management. In this role, Mr. Morgan performs such duties as requested by the Board of Directors and the Chairman to assist in improving corporate performance. He is compensated for his services as Special Advisor in addition to his other compensation as a director. During 2006, Mr. Morgan received an annual base consulting fee of $100,000, with the opportunity to earn a supplemental payment ranging from 0% to 100% of the base fee. The precise amount of the supplemental payment is determined at the discretion of the Chairman, based on the overall results of WSFS for the year, loan and deposit growth, and the Chairman's subjective assessment of Mr. Morgan's overall contribution to those results. Mr. Morgan earned a supplemental payment of $30,000 for 2006, which was paid after the end of the fiscal year. He received a supplemental payment of $35,000 for 2005 which was paid during 2006. As part of the terms of his consulting engagement with us, Mr. Morgan is also entitled to a separation payment of up to $110,000, based on the length of his engagement.

                              8. Other Information
                                 -----------------

Large Stockholders
------------------

Stockholders who own 5% or more of the outstanding common stock of a publicly traded company are required to report that information to the Securities and Exchange Commission (the SEC). The following table lists the stockholders who have reported to the SEC that they own 5% or more of WSFS Financial Corporation's outstanding common stock. The number of shares is the number based most recently reported to the SEC by the stockholder. The percentage is based on the number of shares of WSFS Financial Corporation common stock outstanding as of March 7, 2007, the record date set for the 2007 Annual Meeting of Stockholders.

                                                               Percentage of WSFS Financial
                                               Number of        Corporation common stock
Name and address of owner                     Shares (1)               outstanding
-------------------------                     ----------               -----------

Private Capital Management (2)              640,617 shares               10.16%
8889 Pelican Bay Boulevard
Naples, FL 34108

Barclays Global Investors, NA (3)           392,429 shares                6.22%
45 Fremont Street
San Francisco, CA 94105

Wellington Management Company, LLP (4)      347,600 shares                5.51%
75 State Street
Boston, MA 02109

JPMorgan Chase & Co. (5)                    343,590 shares                5.45%
270 Park Avenue
New York, NY 10017

(1) In accordance with Rule 13d-3 under the Exchange Act, for the purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting and/or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and groups exercise sole voting and investment power over the shares of the Common Stock.

(2) According to the Statement on Schedule 13G/A of Private Capital Management filed on February 14, 2007, shares are held by its investment advisory clients as to which it shares voting and investment power.

(3) According to the Statement on Form 13F of Barclays Global Investors, NA filed in December 2006, the shares reported are held by Barclays Global Investors, NA and its affiliates.

(4) According to the Statement on Schedule 13G/A of Wellington Management Company, LLP filed on February 14, 2007, shares are held by its investment advisory clients as to which it shares voting and/or investment power.

(5) According to the Statement on Schedule 13G of JPMorgan Chase & Co. filed on February 9, 2007 for which they have sole voting power.

                                                                      APPENDIX A

                           WSFS FINANCIAL CORPORATION

                             AUDIT COMMITTEE CHARTER



WSFS Financial Corporation has created a Committee of the Board of Directors to be known as the AUDIT COMMITTEE with its goals and objectives, composition, term of office, and duties and responsibilities as follows:

GOALS AND OBJECTIVES
The primary goal of the Committee will be to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices of the holding company, WSFS, and all related subsidiaries. In addition, the Committee will:

o Oversee and appraise the quality of the audit effort of the Company's Internal Audit function and that of its independent auditors;

o Maintain, by scheduling regular meetings, open lines of communication among the Board, internal auditors, and the independent accountants to exchange views and information as well as confirm their respective authority and responsibilities; and

o Determine the adequacy of the Company's (including its Trust Division) administrative, operating, and internal accounting controls and evaluate adherence.

COMPOSITION
The Board of Directors shall annually elect the membership of the Audit Committee, upon the recommendation of the Lead Director, which will be comprised of a minimum of three outside directors, each of whom will be independent of senior management and operating executives of the holding company, WSFS, and all related subsidiaries, and free from any relationships which might in the opinion of the Board of Directors be construed as a conflict of interest. One of the members shall be elected chairperson of the Committee by the members of the Committee.

o Each member of the Audit Committee must be "Independent". An Audit Committee member is not allowed to accept any consulting, advisory or other compensatory fee, either directly or indirectly, from the company or an affiliate of the company, other than in the member's capacity generally as a director, including as a member of any Board committee.

o The Audit Committee must have at least one member, who is considered a "financial expert" as defined by the SEC or appropriate regulatory agency. The company will make the required public disclosures regarding the "financial expert".

TERM OF MEMBERSHIP
Each member of the Committee shall serve a term of one continuous year after election. The chairperson shall be elected annually by the members of the Committee, and no chairperson shall serve more than three consecutive years as chairperson of the Audit Committee. Exceptions to the above noted terms will require a formal approval process by the Board of Directors.

MEETINGS
The Committee will hold at least eight regular meetings each year. Four meetings will be held to review the Corporation's earnings and financial statements prior to their release to the public. Four additional meetings will be held to review the reports of the Internal Audit and Loan Review Departments, as well as other auditing or loan review matters.

A meeting quorum requires that three Committee members be present at the meeting. Items requiring the approval of the Committee will require a majority vote by the Committee.

DUTIES AND RESPONSIBILITIES
The Committee will hold its regular meetings each year, and such additional meetings as the Chairperson of the Committee shall require in order to meet the following duties:

o Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements;

o Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

o Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

o Review with management the Company's quarterly financial statements prior to the release of quarterly earnings;

o Review and reassess the adequacy of this Charter annually and submit it to the Board for approval;

o Responsible for the appointment, compensation, retention and oversight of the work of the independent public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other similar services for the company, and each such independent public accounting firm must report directly to the Audit Committee. Recommend to the full Board the appointment of the independent accountant for the coming year;

o Pre-approve all audit and non-audit services being provided by the independent accountants in accordance with the Audit Committee Pre-Approval Policy. The company will make the required public disclosures regarding the pre-approval policies and procedures.

o Monitor the independence of the public accounting firm. This monitoring should include:

     o Prohibiting certain partners on the audit engagement team from providing audit services to the company for more than five or seven consecutive years, depending on the partner's involvement in the audit;

     o Prohibiting an accounting firm from auditing the company's financial statements if certain members of senior management (i.e., CEO, CFO, Controller, etc.) of the company had been members of the accounting firm's audit engagement team within the one-year period preceding the commencement of audit procedures; and

     o Reviewing that an audit partner's receipt of compensation based on the sale of engagements to the Company for services other than audit, review, and attest services would impair the accountant's independence.

o Ensure that members of the Committee have unrestricted access to the independent accountants (without management present) to review and discuss Corporate financial or other matters at such times and under such circumstances as the Committee may deem necessary or appropriate;

o Approve the scope of external audit services; review adjustments recommended by the independent public accountant and address disagreements between the independent public accountant and management; review documents required by this part, and meet with independent public accountants (without management present) prior to the filing of reports upon completion of the audit services;

o Receive confirmation from the independent accountants that an external audit is conducted in compliance with statutory requirements;

o    Review and approve the audit plan of the independent accountants;

o    Review and approve the audit plan of the Internal Audit Department;

o Oversee the internal audit function, approve the selection, compensation, and termination of internal auditors; approve the scope of internal audits to assure regular testing of the systems and controls associated with preparing financial reports, trust audit activities, complying with laws and regulations, and preventing management from overriding the internal control system or compromising the control environment.

o Evaluate the effectiveness of both the internal and external audit effort through regular meetings with each respective group;

o Determine that no management restrictions are being placed upon either the internal or external auditors;

o Review the adequacy of internal controls and management's handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting, trust audit activities, and compliance with laws and regulations;

o Evaluate the adequacy of the Company's internal accounting control system by review of written reports from the internal and external auditors, and monitor management's response and actions to correct any noted deficiencies;

o Review quarterly written reports issued by the Loan Review & Risk Management Department regarding such items as Risk Assessment, Credit Quality and Credit Administration;

o Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal control, or auditing matters, including procedures for the confidential, anonymous submission by Associates of the company of concerns regarding questionable accounting, internal control or auditing matters;

o Ensure compliance with all applicable statutes and regulations setting forth duties, responsibilities and obligations for Audit Committees contained in the FDIC Improvement ACT (FDICIA) of 1991 and the Securities and Exchange Commission (SEC) - Blue Ribbon Committee Recommendations on Improving the Effectiveness of Audit Committees;

o Ensure that there are no members of the Committee who are not independent as required by applicable regulation;

o Ensure that members of the Committee have the expertise required by applicable regulation; that the Committee has the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties. The company must provide appropriate funding to pay the independent counsel or advisors, as well as the independent accountants;

o Review all regulatory reports submitted to the Company and monitor management's response to them;

o Require periodic reports from management, the independent accountants, and internal auditors on any significant proposed regulatory, accounting, or reporting issue to assess the potential impact upon the Company's financial reporting process;

o Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

o Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

o Review with the independent auditor any management letter provided by the auditor and the Company's response to that letter;

o Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (i.e., discovery and reporting of illegal acts) has not been implicated;

o    Review and approve all significant accounting changes;

o Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

o    Identify  and  direct  any  special  projects  or   investigations   deemed
     necessary;

o Offer to meet with the Chief Financial Officer, the Senior Internal Auditing Executive and the independent auditor in separate executive
     sessions  at  any  time,   upon  their  request;

o Execute any duties or responsibilities which have been delegated to the Committee by the full Board of Directors (i.e. review of the IRR Compliance Reports and Suspicious Activity Reports, etc.).

o Shall maintain minutes and other relevant records of their meetings and activities. Such minutes shall be made available for review by the FDIC, SEC and the appropriate federal banking agency.

o A report regarding the agenda items for all Audit Committee meetings will be made to the Board of Directors of the Corporation.

CERTIFICATIONS
o Management must report to the Audit Committee that the quarterly and annual certifications required by Section 302 and the annual internal control report required by Section 404 of the Sarbanes-Oxley Act have been completed, and any material weaknesses or significant control deficiencies have been reported to the Committee.

In carrying out their responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order that it be able to react to changing conditions and the environment, and to assure the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is the responsibility of management and the independent auditor to determine that the Company's financial statements are complete and accurate and are in accordance with Generally Accepted Accounting Principles
(GAAP).

Approved this twenty-third day of October, 2006

Last amended 10/23/06.